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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 2001, except for the information in Note P as to which the dates are March 12, 2001, and March 15, 2001, relating to the consolidated financial statements and financial statement schedule of TECO Energy, Inc., which appears in TECO Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

                                       /s/ PricewaterhouseCoopers, LLP

Tampa, Florida
May 11, 2001


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